Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Equitrans Midstream Corporation 2018 Long-Term Incentive Plan of our report dated February 27, 2020, with respect to the financial statements of Mountain Valley Pipeline, LLC - Series A, included in Equitrans Midstream Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania

June 17, 2020